UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: September 14, 2009

(Date of earliest event reported)

Triple Crown Media, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51636	20-3012824
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

725A Old Norcross Road, Lawrenceville, GA	30045
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 338-7351

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Form 8-K

Item 1.01	Entry into a Material Definitive Agreement

On September 14, 2009, Triple Crown Media, Inc. (the “Company”) and its subsidiaries (collectively, the “Debtors”) entered into a Restructuring Support Agreement (the “RSA”) with funds managed by Golden Tree Asset Management, LP (the “Supporting Second Lien Lenders”) that hold over 80% of the Company’s second lien senior secured debt (the “Second Lien Debt”) under its Second Lien Senior Secured Credit Agreement dated as of December 30, 2005, as amended. The RSA provides for a restructuring and recapitalization of the Debtors (the “Restructuring”) to be implemented through a “pre-arranged” plan of reorganization of the Debtors under Chapter 11 of the United States Bankruptcy Code (the “Proposed Plan”) containing terms and conditions set forth in a form of the plan of reorganization attached to the RSA. In the RSA, among other things, the Debtors agreed to use commercially reasonable efforts to support and take actions to further and complete the Restructuring, and the Supporting Second Lien Lenders agreed to timely vote in favor of the Proposed Plan upon being properly solicited to do so pursuant to the Bankruptcy Code.

Under the RSA and the Proposed Plan, the Company’s approximately $35 million of Second Lien Debt would be exchanged for $10 million of new second lien secured notes and 90% of the new common stock of the reorganized Company. The Company’s existing convertible preferred stock, which has an aggregate liquidation preference of approximately $27 million, would be exchanged for 5% of the new common stock of the reorganized Company if the class of preferred stockholders votes in favor of the Proposed Plan; if such holders were to reject the Proposed Plan, they would not receive any distribution under the Proposed Plan. The reorganized Company would reserve 5% of the new common stock for issuance under management compensation programs. The Company’s existing common stock would be extinguished.

The Proposed Plan provides that the Company’s approximately $40 million of existing first lien senior secured debt (the “First Lien Debt”) would be assumed and reinstated by the reorganized Company. The claims of all other creditors (other than the holders of Second Lien Debt) would paid in full in cash.

On September 14, 2009, in furtherance of the RSA, the Debtors filed the Chapter 11 petition described under Item 1.03 of this Report, together with the Proposed Plan, and requested, among other things, that the Bankruptcy Court authorize the payment of pre-petition trade debts during the course of the chapter 11 proceeding in the ordinary course of business as they come due.

The foregoing descriptions of the RSA and the Proposed Plan do not purport to be complete and are qualified in their entirety by reference to the RSA and the Proposed Plan, copies of which are filed as Exhibit 10.1 and Exhibit 99.12, respectively, to this Report.

The Company urges that caution be exercised with respect to existing and future investments in its equity securities as the Proposed Plan, if approved by the Bankruptcy Court and implemented in accordance with its terms, will substantially change the Company’s capital structure, including, without limitation, by extinguishing the common stock of the Company without distribution to existing common stockholders.

Item 1.03	Bankruptcy or Receivership

On September 14, 2009, the Debtors filed a voluntary joint petition (the “Chapter 11 Petition”) for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court in the District of Delaware (the “Court”). The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court.

The Company’s existing secured lenders have agreed to a budget covering working capital and other operational expenses pending Bankruptcy Court approval of the proposed restructuring plan, and Company’s management expects it will have sufficient cash resources to continue operations during the Chapter 11 proceedings without need for further financing. In addition, the Company has asked the Bankruptcy Court to authorize the payment of all trade creditor debts incurred prior to the filing of the Chapter 11 Petition as they become due.

The Chapter 11 Petition, and the related Proposed Plan, were filed in accordance with the Debtors’ obligations to further the “pre-arranged” Restructuring provided for in the RSA described under Item 1.01 of this Report. The Proposed Plan is subject to a number of conditions, including approval by the requisite classes of claimants solicited in accordance with the U.S. Bankruptcy Code and Bankruptcy Court approval.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The filing of the Chapter 11 Petition described in Item 1.01 above constitutes or may constitute an event of default or otherwise triggers or may trigger repayment obligations under the express terms of certain instruments and agreements relating to direct financial obligations of the Company, including the Company’s First Lien Debt and Second Lien Debt. As a result of such events of default or triggering events, all obligations under such documents would or may by the terms of such documents have become automatically due and payable. The Company believes that any efforts to enforce such payment obligations are stayed as a result of the filing of the Chapter 11 Petition.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit

10.1	Restructuring Support Agreement, dated as of September 14, 2009 among the Debtors, the Supporting Second Lien Lenders and Wilmington Trust FSB, as administrative and collateral agent.

99.1	Proposed Plan of Reorganization, filed by the Debtors in the United States Bankruptcy Court in the District of Delaware on September 14, 2009.

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates” and variations of such words and similar expressions that indicate future events and trends are intended to identify such forward-looking statements. These forward-looking statements are subject to risks and uncertainties, including the potential impact of the Chapter 11 proceeding, which could cause the Company’s actual results or performance to differ materially from those expressed or implied in such statements. The Company makes no commitment to update any forward-looking statement or to disclose any facts, events, or circumstances after the date hereof that may affect the accuracy of any forward-looking statement. For additional information about the Company and its various risk factors, see the Company’s most recent Quarterly Report on Form 10-Q and other documents as filed with the Securities and Exchange Commission.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triple Crown Media, Inc.

Date: September 16, 2009	By:	/s/ Mark G. Meikle
Name: Mark G. Meikle
Title: Executive Vice President and Chief Financial Officer